Exhibit 99.1

Investor Quarterly Update

Third Quarter 2006 Results

•	Pro Forma revenues increased 8%, adjusted EPS before amortization* up 7%

•	Progress on margins, merger integration and operational improvements to enhance competitive position

•	IP and wireless data services set the pace for the industry

•	Buy-back of common stock underway

Inquiries should be directed to:

Media Relations

James Fisher

703-433-8677

james.w.fisher@sprint.com

Investor Relations

Kurt Fawkes

800-259-3755

Investorrelations@sprint.com

INDEX

Earnings Release	1-8
Consolidated Statements of Operations	9-10, 14
Condensed Consolidated Balance Sheets	12
Condensed Consolidated Cash Flow Information	13
Reconciliations	11, 15-19
Operating Statistics	20
Notes to Financial Data	21

Sprint Nextel Reports Third Quarter 2006 Results

Third Quarter

Highlights

Wireless (pro forma)

•	Revenues of $9.1 billion increased 12% from third quarter 2005

•	Adjusted Operating Income* of $743 million compares to $689 million in the year-ago period. This measure was partially impacted by increased amortization expense arising from acquisitions

•	Adjusted OIBDA* of $3.16 billion increased 20% from the year-ago period

Long Distance

•	Revenues were $1.6 billion, a 6% decrease year-over-year

•	Adjusted Operating Income* of $82 million decreased 48% from the year-ago period

•	Adjusted OIBDA* of $206 million was 27% lower than the third quarter 2005

RESTON, Va. – Oct. 26, 2006 – Sprint Nextel Corp. (NYSE: S) today reported third quarter 2006 financial results. In the quarter, the company improved profitability and launched several initiatives to enhance operating performance.

For the quarter, diluted earnings per share (EPS) from continuing operations were 8 cents, compared to 12 cents per share for the third quarter 2005. The reported earnings include charges of 2 cents for special items and 22 cents for merger and acquisition-related amortization cost. For the quarter, Adjusted EPS before Amortization*, which removes these effects, increased 7% to 32 cents per share, versus pro forma Adjusted EPS before Amortization* of 30 cents in the year-ago period. Third quarter results reflect growth in operating income from the Wireless segment, offset by a lower contribution from Long Distance.

In the current quarter, the company reported consolidated revenue of $10.5 billion, an increase of 8% compared to pro forma revenues in the 2005 third quarter. Consolidated Adjusted OIBDA* of $3.4 billion increased 14 percent compared to the third quarter of 2005 pro forma results. In the quarter, the company reported a 38.4% Adjusted OIBDA margin* in the Wireless segment and a Consolidated Adjusted OIBDA margin of 34.8%, a 150-basis point improvement from the year-ago period. Third-quarter Consolidated Free Cash Flow* was $769 million.

Total wireless net subscriber additions were 233,000 for the quarter due to growth in CDMA post-paid subscribers, a gain in Boost pre-paid service subscribers and renewed growth in wholesale subscribers, offset by a decline in iDEN post-paid subscribers. At the end of the quarter, Sprint Nextel’s total base was 51.9 million subscribers.

In the third quarter, Wireless data revenues increased 74% compared to the year-ago period. Long Distance IP services increased 26% and Cable Voice over Internet Protocol (VoIP) users served by Sprint Nextel more than doubled from the third quarter a year-ago.

In August, the company initiated its common stock buy-back program which is expected to total up to $6 billion over an 18-month period. In the third quarter, the company acquired 91 million common shares at an aggregate cost of approximately $1.5 billion. The company will vary the amount and timing of its common stock purchases from time to time as the program proceeds.

“In the third quarter, our margins benefited from merger synergies and the scale provided by acquisitions,” said Sprint Nextel President and Chief Executive Officer Gary Forsee. “Our profitability in the quarter is encouraging and demonstrates the potential of an asset mix that now is predominantly wireless. In the third quarter we took some actions to improve the quality of the customers coming into our business, and this is constraining our near-term growth. At the same time, we have taken a number of actions we believe will improve our top-line growth performance over time. Activities in the quarter included:

•	Launching a new “Power Up” branding and marketing campaign that emphasizes the power of our network and the power we bring customers to enhance their lifestyles and productivity. The campaign focuses on both the Nextel and Sprint brands, and utilizes traditional national channels, local network advertising, new media and innovative placement approaches;

•	Restructuring our sales, service and distribution organization and simplifying the business to enhance operating effectiveness while lowering our cost structure;

•	Augmenting our product portfolio to include fourth quarter introductions of hybrid phones that will offer the benefits of Nextel and Sprint features, and a popular suite of Motorola handsets; and

•	Investing in our networks, including initiatives to improve performance on the iDEN platform, expansion of our CDMA EV-DO broadband network to areas where 168 million people live or work, planning for the fourth quarter implementation of the EV-DO Rev. A network, and the announcement of the selection of WIMAX as our 4G Network technology.

“We have established an intense focus on execution across the company, and I am confident this will produce stronger customer growth and loyalty, improved margins and increased shareholder value over time,” Forsee said.

Editor’s Note:

In accordance with purchase accounting rules, Sprint Nextel’s 2005 reported results are comprised of Sprint’s stand-alone results prior to the Aug. 12, 2005, merger with Nextel Communications Inc., plus combined Sprint and Nextel results for the remainder of the year. Results from acquired Sprint PCS affiliates and Nextel Partners are included as of the date the applicable acquisition was completed.

To provide comparability with previously reported periods, Sprint Nextel also is providing pro forma Consolidated and Wireless results and certain other financial measures* for 2005 reporting periods. The pro forma results assume the merger of Sprint and Nextel occurred at the beginning of each 2005 reporting period and include the impact of conforming the accounting policies and both financial and non-financial measures of the two companies. The pro forma Consolidated and Wireless information excludes results of acquired affiliates prior to their respective acquisition close dates.

Consolidated

TABLE No. 1 Selected Unaudited Financial Data (in millions, except per share amounts). Diluted EPS below is from continuing operations.

	Quarter Ended September 30,		% Δ	Year-to-Date September 30,		% Δ
	2006	2005		2006	2005
As Reported Financial Data
Net operating revenues	$10,496	$7,825	34%	$30,584	$18,997	61%

Adjusted operating income*	824	838	(2)%	2,287	2,252	2%
Adjusted OIBDA*	3,364	2,325	45%	9,527	5,268	81%

Income from Continuing Operations	247	263	(6)%	702	816	(14)%

Diluted earnings per share	$0.08	$0.12	(33)%	$0.24	$0.46	(48)%

Capex	$1,843	$1,051	75%	$4,445	$2,365	88%

Free cash flow*	$769	$801	(4)%	$2,338	$3,824	(39)%

	Quarter Ended September 30,		% Δ	Year-to-Date September 30,		% Δ
	2006	2005		2006	2005
Pro Forma Financial Data

Net operating revenues	$10,496	$9,698	8%	$30,584	$28,385	8%
Adjusted operating income*	824	874	(6)%	2,287	2,344	(2)%
Adjusted OIBDA*	3,364	2,953	14%	9,527	8,493	12%

Diluted earnings per share from continuing operations	$0.08	$0.05	60%	$0.24	$0.21	14%
Adjusted earnings per share before amortization*	$0.32	$0.30	7%	$0.89	$0.82	9%

Pro Forma Capex	$1,843	$1,406	31%	$4,445	$4,395	1%

The following is a discussion of Consolidated pro forma results.

•	Revenue growth in the quarter was due to revenue growth in Wireless, offset by lower Long Distance revenues. Long Distance revenues were partially impacted by sales of businesses.

•	The decline in Adjusted Operating Income* was due to higher amortization and depreciation expense and a lower contribution from Long Distance which offset growth in Wireless Adjusted OIBDA*.

•	Free cash flow* in the quarter was $769 million.

•	In the quarter, a lower average cash balance due to the Nextel Partners and UbiquiTel acquisitions, debt retirements and purchases of common stock produced a $43 million sequential decline in interest income, while interest expense declined $18 million.

•	The effective tax rate for the quarter was 30.8% compared to 38.1% a year ago. The lower tax rate is due to a favorable tax audit settlement covering 1995 to 1999. It includes a tax benefit of $26 million, plus interest income, net of tax, of $16 million. The $42 million total is netted in special items for the quarter.

•	At the end of the quarter, Net Debt* was $19.9 billion.

Wireless

TABLE No. 2 Selected Unaudited Financial Data (dollars in millions)

	Quarter Ended September 30,		% Δ	Year-to-Date September 30,		% Δ
	2006	2005		2006	2005
As Reported Financial Data
Net operating revenues	$9,072	$6,190	47%	$26,111	$14,098	85%

Adjusted operating income*	743	653	14%	1,900	1,737	9%
Adjusted OIBDA*	3,159	2,015	57%	8,781	4,391	100%

Capex[1]	$1,473	$914	61%	$3,608	$2,010	80%

Pro Forma Financial Data
Net operating revenues	$9,072	$8,066	12%	$26,111	$23,496	11%
Adjusted operating income*	743	689	8%	1,900	1,829	4%
Adjusted OIBDA*	3,159	2,643	20%	8,781	7,616	15%
Adjusted OIBDA margin*	38.4%	36.5%		37.0%	35.9%

Pro Forma Capex[1]	$1,473	$1,262	17%	$3,608	$4,040	(11)%

[1]Capex includes re-banding capital

Discussion of the following Wireless results is on a pro forma basis.

•	Total operating revenues increased 12% compared to the year-ago period. Service revenues increased 14% due to a larger subscriber base, offset by lower average revenue per user (ARPU). After adjusting for Nextel Partners and all affiliate acquisitions, pro forma year-over-year net operating revenue growth would have been approximately 4%.

•	Adjusted OIBDA Margin* improved to 38.4% compared to 37.6% in the second quarter and 36.5% a year ago. The margin gain is due to a growing customer base and operating cost efficiencies which offset lower average customer revenues.

•	In the quarter, the company reported a total net subscriber gain of 233,000. Total net additions include a loss of 188,000 post-paid subscribers, a gain of 216,000 Boost subscribers, a gain of 177,000 Wholesale subscribers, and a gain of 28,000 net subscribers from affiliates. The company also acquired 458,000 post-paid customers though the purchase of UbiquiTel.

•	Total retail gross additions were approximately 3.8 million compared to 3.5 million a year ago on a pro forma basis and 3.8 million in the second quarter.

•	Post-paid churn in the quarter was 2.4%. Churn increased from 2.1% in the second quarter, mainly due to seasonally higher CDMA network involuntary churn, higher iDEN network voluntary churn, and higher-than-expected Nextel Partners churn. Boost churn was 6.8% in the quarter versus 6.0% in the second quarter. The increase is due to increased competition.

•	Direct post-paid ARPU was approximately $61, a decline of 5.5% year-over-year and 1% sequentially. After adjusting for the effects of affiliate acquisitions, the decline was 4% from a year ago and 1% sequentially. Strong growth in data services partially mitigated lower contributions from voice revenues. Data revenues contributed approximately $7.75 to direct post-paid ARPU, up from $7.25 in the second quarter. CDMA post-paid data ARPU exceeded $10 in the quarter. Boost ARPU was approximately $32.50 in the quarter.

•	Net equipment subsidies increased 18% from the year-ago period due to higher gross additions. Subsidies declined 9% sequentially due to higher-priced handset sales. Cost of services increased 10% year-over-year and 6% sequentially due to a larger subscriber base, significant network expansion and deployment of broadband services. At the end of the quarter, Sprint Nextel was providing services through 59,000 cell sites. Selling, general and administrative expense increased 6% year-over-year and 6% sequentially. The year-over-year increase is due to increases in sales and marketing and customer care costs, while the sequential increase is due to higher sales costs and seasonally higher bad debt expense.

•	Year-to-date, Adjusted OIBDA* exceeded capital expenditures by $5.2 billion compared to $3.6 billion in the year-ago period.

Long Distance

TABLE No. 3 Selected Unaudited Financial Data (dollars in millions)

	Quarter Ended September 30,		% Δ	Year-to-Date September 30,		% Δ
	2006	2005		2006	2005
Net operating revenues	$1,626	$1,735	(6)%	$4,936	$5,172	(5)%
Adjusted operating income*	82	159	(48)%	358	440	(19)%
Adjusted OIBDA*	206	283	(27)%	717	801	(10)%
Adjusted OIBDA margin*	12.7%	16.3%		14.5%	15.5%

Capex	$255	$83	NM	$547	$218	NM

The following is a discussion of Long Distance results.

•	Total revenues declined 6% versus the third quarter of 2005, and 1% sequentially. Adjusting for the sale of a conferencing business and a UNE-P business in prior periods, revenues declined 3% on a year-over-year basis and were up modestly on a sequential basis.

•	Compared to a year ago, voice revenues declined 9%. Voice revenues continue to be impacted by declining consumer market share and lower yields. Adjusting for the sale of businesses, voice revenues declined 4% year-over-year and were flat sequentially. Legacy data revenues were 14% below the year-ago period. These services continue to be impacted by product substitution. The company reported strong growth in IP revenues, which were up 26%, driven by strong demand for Multi-Protocol Label Switching services.

•	At the end of the quarter, Sprint Nextel was providing services to more than 1.3 million cable telephony customers. Market penetration now exceeds 10% in more than a quarter of the cable footprint served by Sprint Nextel.

•	The Adjusted OIBDA Margin* of 12.7% was down both sequentially and year-over-year. Margins were impacted by a lower product margin mix and increased access costs.

•	Year-to-date Adjusted OIBDA* exceeded capital expenditures by $170 million compared to $583 million in year to date 2005. The decline is mainly due to increased investment to support wireless volume growth and demand for IP services.

Forward-Looking Guidance

The company is reiterating prior guidance which calls for full-year revenues of $41.0 billion to $41.5 billion, Adjusted OIBDA* of $12.6 billion to $12.9 billion and capital expenditures, inclusive of re-banding requirements, of $7 billion to $7.1 billion. This guidance includes results for Nextel Partners and UbiquiTel operations from July 1, 2006.

*Financial Measures

Sprint Nextel provides financial measures generated using generally accepted accounting principles (GAAP) and using adjustments to GAAP (non-GAAP). The non-GAAP financial measures reflect industry conventions, or standard measures of liquidity, profitability or performance commonly used by the investment community for comparability purposes. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. We have defined below each of the non-GAAP measures we use, but these measures may not be synonymous to similar measurement terms used by other companies.

Sprint Nextel provides reconciliations of these non-GAAP measures in its financial reporting. Because Sprint Nextel does not predict special items that might occur in the future, and our forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, Sprint Nextel does not provide reconciliations to GAAP of its forward-looking financial measures.

The measures used in this release include the following:

Adjusted Earnings per Share (EPS) is defined as income from continuing operations, before special items, net of tax and the diluted EPS calculated thereon. Adjusted EPS before Amortization is defined as income from continuing operations, before special items and amortization, net of tax, and the diluted EPS calculated thereon. These non-GAAP measures should be used in addition to, but not as a substitute for, the analysis provided in the statement of operations. We believe that these measures are useful because they allow investors to evaluate our performance for different periods on a more comparable basis by excluding items that relate to acquired amortizable intangible assets and not to the ongoing operations of our businesses.

Adjusted Net Income is defined as income (loss) from continuing operations before special items. Adjusted Net Income before Amortization is defined as income (loss) from continuing operations before special items and amortization, net of tax. These non-GAAP measures should be used in addition to, but not as a substitute for, the analysis provided in the statement of operations. We believe that these measures are useful because they allow investors to evaluate our performance for different periods on a more comparable basis by excluding items that do not relate to the ongoing operations of our businesses.

Adjusted Operating Income is defined as operating income before special items. This non- GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the statement of operations. We believe this measure is useful because it allows investors to evaluate our operating results for different periods on a more comparable basis by excluding special items.

Adjusted OIBDA is defined as operating income before depreciation, amortization, restructuring and asset impairments, and special items. Adjusted OIBDA Margin represents Adjusted OIBDA divided by non-equipment net operating revenues for Wireless and Adjusted OIBDA divided by net operating revenues for Long Distance. Although we have used substantially similar measures in the past, which we called “Adjusted EBITDA,” we now use the term Adjusted OIBDA and Adjusted OIBDA Margin to describe the measure we use as it more clearly reflects the elements of the measure. These non-GAAP measures should be used in addition to, but not as a substitute for, the analysis provided in the statement of operations. We believe that Adjusted OIBDA and Adjusted OIBDA Margin provide useful information to investors because they are an indicator of the strength and performance of our ongoing business operations, including our ability to fund discretionary spending such as capital expenditures, spectrum acquisitions and other investments and our ability to incur and service debt. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. Adjusted OIBDA and Adjusted OIBDA Margin are calculations commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the telecommunications industry.

Free Cash Flow is defined as the change in cash and cash equivalents less the change in debt, investment in certain securities, proceeds from common stock, repurchase of the company’s common stock and other financing activities, net, from continuing operations. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the statement of cash flows. We believe that Free Cash Flow provides useful information to investors, analysts and our management about the cash generated by our core operations after interest and dividends and our ability to fund scheduled debt maturities and other financing activities, including discretionary refinancing and retirement of debt and purchase or sale of investments.

Net Debt is consolidated debt, including current maturities, less cash and cash equivalents, current marketable securities and restricted cash. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the balance sheet and statement of cash flows. We believe that Net Debt provides useful information to investors, analysts and credit rating agencies about the capacity of the company to reduce the debt load and improve its capital structure.

Safe Harbor

This press release includes “forward-looking statements” within the meaning of the securities laws. The statements in this presentation regarding the business outlook and expected performance, as well as other statements that are not historical facts, are forward-looking statements. The words “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “providing guidance” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, customer and network usage, customer growth and retention, pricing, operating costs, the timing of various events and the economic environment. Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:

•	the effects of vigorous competition, including the impact of competition on the price we are able to charge customers for the services we provide and on Sprint Nextel’s ability to attract new customers and retain existing customers; the overall demand for Sprint Nextel’s service offerings, including the impact of decisions of new subscribers between Sprint Nextel’s post-paid and prepaid services offerings and between Sprint Nextel’s two network platforms; and the impact of new, emerging and competing technologies on Sprint Nextel’s business;

•	the impact of overall wireless market penetration on Sprint Nextel’s ability to attract and retain customers with good credit standing and the intensified competition among wireless carriers for those customers;

•	the uncertainties related to the benefits of the Sprint-Nextel merger, including anticipated synergies and cost savings and the timing thereof;

•	the potential impact of difficulties we may encounter in connection with the integration of the pre-merger Sprint and Nextel businesses, and the integration of the businesses and assets of certain of the third party affiliates, or PCS Affiliates, that provide wireless personal communications services, or

PCS, under the Sprint® brand that we have acquired, and Nextel Partners, Inc., including the risk that these difficulties could prevent or delay Sprint Nextel’s realization of the cost savings and other benefits we expect to achieve as a result of these integration efforts and the risk that Sprint Nextel will be unable to continue to retain key employees;

•	the uncertainties related to the implementation of Sprint Nextel’s business strategies and Sprint Nextel’s investments in networks, systems, and other businesses, including investments required in connection with Sprint Nextel’s planned deployment of a next generation broadband wireless network;

•	the costs and business risks associated with providing new services and entering new geographic markets, including with respect to Sprint Nextel’s development of new services expected to be provided using the next generation broadband wireless network that we plan to deploy;

•	the impact of potential adverse changes in the ratings afforded Sprint Nextel’s debt securities by ratings agencies;

•	the ability of Wireless to continue to grow and improve profitability;

•	the ability of Long Distance to achieve expected revenues;

•	the effects of mergers and consolidations in the communications industry and unexpected announcements or developments from others in the communications industry;

•	unexpected results of litigation filed against Sprint Nextel;

•	the inability of third parties to perform to Sprint Nextel’s requirements under agreements related to Sprint Nextel’s business operations;

•	no significant adverse change in Motorola, Inc.’s ability or willingness to provide handsets and related equipment and software applications or to develop new technologies or features for the iDEN network;

•	the impact of adverse network performance, including, but not limited to, any performance issues resulting from reduced network capacity and other adverse impacts resulting from the reconfiguration of the 800 Megahertz band used to operate the iDEN network, as contemplated by the Federal Communications Commission’s, or FCC’s, Report and Order, released in August 2004 and supplemented thereafter;

•	the costs of compliance with regulatory mandates, particularly requirements related to the FCC’s Report and Order, deployment of enhanced 911, or E911, services on the iDEN network and privacy-related matters;

•	equipment failure, natural disasters, terrorist acts, or other breaches of network or information technology security;

•	one or more of the markets in which Sprint Nextel competes being impacted by changes in political or other factors such as monetary policy, legal and regulatory changes or other external factors over which Sprint Nextel has no control; and

•	other risks referenced from time to time in Sprint Nextel’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2005, as amended, in Part I, Item 1A, “Risk Factors.”

Sprint Nextel believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this presentation. Sprint Nextel is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

About Sprint Nextel

Sprint Nextel offers a comprehensive range of wireless and wireline communications services bringing the freedom of mobility to consumers, businesses and government users. Sprint Nextel is widely recognized for developing, engineering and deploying innovative technologies, including two robust wireless networks covering nearly 282 million people and serving more than 51 million customers at the end of third quarter 2006; industry-leading mobile data services; instant national and international walkie-talkie capabilities; and an award-winning and global Tier 1 Internet backbone. For more information, visit www.sprint.com.

Sprint Nextel Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (a)

(millions, except per share data)

TABLE No. 4

	Quarter Ended		Year-to-Date
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Net Operating Revenues	$10,496	$7,825	$30,584	$18,997

Operating Expenses
Costs of services and products	4,201	3,281	12,245	8,337
Selling, general and administrative (1) (includes $107, $234, $296 & $261 of merger and integration)	3,038	2,532	9,108	5,732
Severance, lease exit costs and asset impairments (2)	50	37	128	68
Depreciation	1,460	1,027	4,264	2,549
Amortization	1,080	460	2,976	467

Total operating expenses	9,829	7,337	28,721	17,153

Operating Income	667	488	1,863	1,844
Interest expense	(381)	(337)	(1,174)	(896)
Interest income	74	71	275	142
Gain on early retirement of debt	6	—	14	—
Equity in (losses) earnings of unconsolidated investees, net	(2)	124	(1)	114
Other, net	(7)	42	76	67

Income from continuing operations before income taxes	357	388	1,053	1,271
Income tax expense	(110)	(125)	(351)	(455)

Income from continuing operations	247	263	702	816
Discontinued operations, net (3)	—	253	334	772

Net Income	247	516	1,036	1,588
Preferred stock dividends paid	—	(2)	(2)	(5)

Income Available to Common Shareholders	$247	$514	$1,034	$1,583

Diluted Earnings Per Common Share	$0.08	$0.23	$0.35	$0.91
Discontinued Operations	—	(0.11)	(0.11)	(0.45)

Diluted Earnings Per Common Share from Continuing Operations	$0.08	$0.12	$0.24	$0.46

Diluted weighted average common shares	2,968.7	2,242.1	2,987.5	1,745.0

Basic Earnings Per Common Share	$0.08	$0.23	$0.35	$0.92

(a)	Results for each of the periods reflected include the results of Nextel from the date of Sprint-Nextel merger and of each of the acquired PCS Affiliates as well as Nextel Partners from the date of each acquisition.

(1), (2), (3) See accompanying Notes to Financial Data.

Sprint Nextel Corporation

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(millions, except per share data)

TABLE No. 5

	Quarter Ended		Year-to-Date
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Net Operating Revenues	$10,496	$9,698	$30,584	$28,385

Operating Expenses
Costs of services and products	4,201	3,947	12,245	11,372
Selling, general and administrative (includes $107, $37, $296 & $68 of merger and integration) (1)	3,038	3,195	9,108	8,989
Severance, lease exit costs and asset impairments (2)	50	37	128	68
Depreciation	1,460	1,240	4,264	3,667
Amortization	1,080	839	2,976	2,482

Total operating expenses	9,829	9,258	28,721	26,578

Operating Income	667	440	1,863	1,807
Interest expense	(381)	(396)	(1,174)	(1,201)
Interest income	74	79	275	167
Gain (loss) on early retirement of debt	6	—	14	(37)
Equity in (losses) earnings of unconsolidated investees, net	(2)	136	(1)	165
Other, net	(7)	(7)	76	23

Income from continuing operations before income taxes	357	252	1,053	924
Income tax expense	(110)	(96)	(351)	(314)

Income from Continuing Operations	247	156	702	610
Discontinued Operations, net (3)	—	253	334	772

Net Income	247	409	1,036	1,382
Preferred stock dividends paid	—	(2)	(2)	(5)

Income Available to Common Shareholders	$247	$407	$1,034	$1,377

Diluted Earnings Per Common Share (a)
Diluted earnings per share	$0.08	$0.14	$0.35	$0.47
Discontinued Operations	—	(0.09)	(0.11)	(0.26)
Special items	0.02	0.08	0.05	0.11

Adjusted EPS * (a)	$0.10	$0.13	$0.29	$0.32

Diluted weighted average common shares	2,968.7	2,976.1	2,987.5	2,955.0

(a)	Earnings per share data may not add due to rounding.

(1), (2), (3) See accompanying Notes to Financial Data.

Pro forma consolidated statements of operations have been presented as if the Sprint-Nextel merger occurred at the beginning of each 2005 period presented. Because the merger occurred in the third quarter 2005, the third quarter and the year-to-date 2006 results reflect actual combined results. The pro forma results do not include the results of any acquired PCS Affiliate, Nextel Partners or Velocita prior to the dates of their respective acquisitions because they do not significantly affect reported results.

Sprint Nextel Corporation

RECONCILIATIONS OF EARNINGS PER SHARE (Unaudited)

(millions, except per share data)

TABLE No. 6

	As Reported				Pro Forma (c)
	Quarter Ended		Year-to-Date		Quarter Ended		Year-to-Date
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Income Available to Common Shareholders	$247	$514	$1,034	$1,583	$247	$407	$1,034	$1,377
Preferred stock dividends paid	—	2	2	5	—	2	2	5

Net Income (Loss)	247	516	1,036	1,588	247	409	1,036	1,382
Discontinued operations, net	—	(253)	(334)	(772)	—	(253)	(334)	(772)

Income from Continuing Operations	247	263	702	816	247	156	702	610
Special items (net of taxes) (a)
Restructuring and asset impairments	31	24	77	43	31	24	77	43
Merger and integration expense	66	149	181	166	66	204	181	248
Hurricane charges (excluding asset impairments)	—	49	—	49	—	49	—	49
Net gains on investment activities	—	(90)	(40)	(90)	—	(90)	(40)	(90)
(Gain) Loss on early retirement of debt	(4)	—	(9)	—	(4)	—	(9)	22
Tax audit settlement	(42)	—	(42)	—	(42)	—	(42)	—
Motorola consent fee	—	—	—	—	—	50	—	50

Adjusted Net Income*	$298	$395	$869	$984	$298	$393	$869	$932

Amortization (net of taxes)	650	276	1,792	281	650	504	1,792	1,492

Adjusted Net Income before Amortization*	$948	$671	$2,661	$1,265	$948	$897	$2,661	$2,424

Diluted Earnings Per Share	$0.08	$0.23	$0.35	$0.91	$0.08	$0.14	$0.35	$0.47
Discontinued operations	—	(0.11)	(0.11)	(0.45)	—	(0.09)	(0.11)	(0.26)

Earnings Per Share from Continuing Operations	0.08	0.12	0.24	0.46	0.08	$0.05	0.24	$0.21
Special items	0.02	0.06	0.05	0.10	0.02	0.08	0.05	0.11

Adjusted Earnings Per Share* (b)	$0.10	$0.18	$0.29	$0.56	$0.10	$0.13	$0.29	$0.32

Amortization (net of taxes) (d)	0.22	0.12	0.60	0.16	0.22	0.17	0.60	0.50

Adjusted Earnings Per Share before Amortization* (b)	$0.32	$0.30	$0.89	$0.72	$0.32	$0.30	$0.89	$0.82

(a)	See accompanying Notes to Financial Data for more information on special items.
(b)	Earnings per share data may not add due to rounding.
(c)	Pro forma consolidated information has been presented as if the Sprint Nextel merger occurred at the beginning of 2005. The 2006 periods reflect actual results.
(d)	Rounding difference is pushed to this line.

Sprint Nextel Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(millions)

TABLE No. 7

	September 30, 2006	December 31, 2005
Assets
Current assets
Cash and cash equivalents	$1,482	$8,903
Marketable securities	626	1,763
Accounts receivable, net	4,500	4,166
Inventories	982	776
Deferred tax assets	1,181	1,789
Prepaid expenses and other current assets	740	779
Assets of discontinued operations	—	916

Total current assets	9,511	19,092

Investments	187	2,543
Property, plant and equipment, net	24,818	23,329
Goodwill	30,888	21,288
FCC licenses	19,599	18,023
Customer relationships, net	8,058	8,651
Other intangible assets, net	2,449	1,345
Other assets	648	632
Non-current assets of discontinued operations	—	7,857

Total	$96,158	$102,760

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$3,315	$3,562
Accrued expenses and other	4,547	4,622
Current portion of long-term debt and capital lease obligations	2,318	5,045
Liabilities of discontinued operations	—	822

Total current liabilities	10,180	14,051

Long-term debt and capital lease obligations	19,643	19,969
Deferred income taxes	10,276	10,405
Postretirement and other benefit obligations	497	1,385
Other liabilities	2,747	2,753
Non-current liabilities of discontinued operations	—	2,013

Total liabilities	43,343	50,576

Redeemable preferred shares	—	247

Shareholders’ equity
Common shares	5,902	5,846
Treasury shares	(1,505)	—
Other shareholders’ equity	48,418	46,091

Total shareholders’ equity	52,815	51,937

Total	$96,158	$102,760

Sprint Nextel Corporation

CONDENSED CONSOLIDATED CASH FLOW INFORMATION (Unaudited) (a)

(millions)

TABLE No. 8

For the Year-to-Date Period Ended	September 30, 2006	September 30, 2005
Operating Activities
Net income	$1,036	$1,588
Discontinued operations, net	(334)	(772)
Depreciation and amortization	7,240	3,016
Deferred income taxes	233	714
Proceeds from communications towers lease transactions	—	1,195
Other, net	(583)	(525)

Net cash provided by continuing operations	7,592	5,216
Net cash provided by discontinued operations	903	1,597

Net cash provided by operating activities	8,495	6,813

Investing Activities
Cash paid for capital expenditures	(5,145)	(2,908)
Cash transferred to Embarq, net of cash received	1,821	—
Proceeds from sale of Embarq notes	4,447	—
Cash acquired in Nextel merger, net of cash paid	—	1,183
Business acquisitions, net of cash acquired	(10,483)	(949)
Proceeds from maturities and sales of marketable securities	1,128	49
Proceeds from sales of assets and investments	216	597
Distributions from unconsolidated investees, net	—	181
Other, net	(544)	(25)

Net cash used in investing activities	(8,560)	(1,872)

Financing Activities
Purchase and retirements of debt	(5,746)	(1,139)
Retirement of redeemable preferred shares	(247)	—
Purchase of treasury shares	(1,523)	—
Proceeds from issuance of common shares	372	293
Dividends paid	(224)	(447)
Other, net	12	4

Net cash used in financing activities	(7,356)	(1,289)

Change in cash and cash equivalents	(7,421)	3,652

Cash and cash equivalents, beginning of period	8,903	4,176

Cash and cash equivalents, end of period	$1,482	$7,828

(a)	The 2005 statement is comprised of Sprint’s stand-alone results, prior to the merger with Nextel Communications, Inc., plus combined Sprint and Nextel results for the remainder of the year. Results from PCS Affiliates and Nextel Partners acquired in 2006 are included beginning at each acquisition close date.

Sprint Nextel Corporation

PRO FORMA WIRELESS STATEMENTS OF OPERATIONS (Unaudited)

(millions)

TABLE No. 9

	Quarter Ended		Year-to-Date
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Net Operating Revenues
Service	$8,017	$7,022	$23,100	$20,566
Equipment	843	817	2,397	2,253
Wholesale, affiliate and other	212	227	614	677

Total	9,072	8,066	26,111	23,496

Operating Expenses
Cost of services	1,908	1,742	5,465	4,856
Cost of products	1,350	1,245	3,972	3,645
Selling, general and administrative	2,655	2,501	7,893	7,444
Severance, lease exit costs and asset impairments	41	16	102	37
Depreciation	1,336	1,116	3,905	3,306
Amortization	1,080	838	2,976	2,481

Total operating expenses	8,370	7,458	24,313	21,769

Operating Income	$702	$608	$1,798	$1,727

NON-GAAP MEASURES AND RECONCILIATIONS

Operating Income	$702	$608	$1,798	$1,727
Special items:
Restructuring and asset impairments Severance, lease exit costs and asset impairments	41	16	102	37
Hurricane charges (excluding asset impairments)	—	65	—	65

Adjusted Operating Income *	$743	$689	$1,900	$1,829
Depreciation and amortization	2,416	1,954	6,881	5,787

Adjusted OIBDA *	$3,159	$2,643	$8,781	$7,616

Operating Income Margin (1)	8.5%	8.4%	7.6%	8.1%
Adjusted OIBDA Margin *	38.4%	36.5%	37.0%	35.9%

(1)	Operating Income Margin percentage excludes wireless equipment revenue.

Pro forma consolidated statements of operations have been presented as if the Sprint-Nextel merger occurred at the beginning of each period presented. Because the merger occurred in the third quarter of 2005, the third quarter and year-to-date 2006 reflect actual results. The pro forma results do not include the results of any acquired PCS Affiliate, Velocita or Nextel Partners prior to the dates of their respective acquisitions because they do not significantly affect reported results.

Sprint Nextel Corporation

NON-GAAP MEASURES AND RECONCILIATIONS (Unaudited)

(millions)

TABLE No. 10

For the Quarter Ended September 30, 2006	Consolidated	Wireless	Long Distance	Corporate & Eliminations
Operating Income (Loss)	$667	$702	$73	$(108)
Special items (a)
Severance, lease exit costs and asset impairments	50	41	9	—
Merger and integration expense	107	—	—	107

Adjusted Operating Income*	824	743	82	(1)
Depreciation and amortization	2,540	2,416	124	—

Adjusted OIBDA*	3,364	3,159	206	(1)
Capital expenditures	1,843	1,473	255	115

Adjusted OIBDA* less Capex	$1,521	$1,686	$(49)	$(116)

For the Quarter Ended September 30, 2005	Consolidated	Wireless	Long Distance	Corporate & Eliminations
Operating Income (Loss)	$488	$572	$124	$(208)
Special items
Severance, lease exit costs and asset impairments	37	16	21	—
Merger and integration expense	234	—	—	234
Hurricane charges	79	65	14	—

Adjusted Operating Income*	838	653	159	26
Depreciation and amortization	1,487	1,362	124	1

Adjusted OIBDA*	2,325	2,015	283	27
Capital expenditures	1,051	914	83	54

Adjusted OIBDA* less Capex	$1,274	$1,101	$200	$(27)

For the Quarter Ended September 30, 2005	Pro forma Consolidated	Pro forma Wireless	Long Distance	Corporate & Eliminations
Operating Income (Loss)	$440	$608	$124	$(292)
Special items
Severance, lease exit costs and asset impairments	37	16	21	—
Merger and integration expense	318	—	—	318
Hurricane charges	79	65	14	—

Adjusted Operating Income*	874	689	159	26
Depreciation and amortization	2,079	1,954	124	1

Adjusted OIBDA*	2,953	2,643	283	27
Capital expenditures	1,406	1,262	83	61

Adjusted OIBDA* less Capex	$1,547	$1,381	$200	$(34)

(a)	See accompanying Notes to Financial Data for more information on special items.

Sprint Nextel Corporation

NON-GAAP MEASURES AND RECONCILIATIONS (Unaudited)

(millions)

TABLE No. 10

For the Quarter Ended June 30, 2006	Consolidated	Wireless	Long Distance	Corporate & Eliminations
Operating Income (Loss)	$712	$660	$155	$(103)
Special items
Severance, lease exit costs and asset impairments	40	33	7	—
Merger and integration expense	113	—	—	113

Adjusted Operating Income*	865	693	162	10
Depreciation and amortization	2,354	2,242	113	(1)

Adjusted OIBDA*	3,219	2,935	275	9
Capital expenditures	1,359	1,064	200	95

Adjusted OIBDA* less Capex	$1,860	$1,871	$75	$(86)

For the Quarter Ended March 31, 2006	Consolidated	Wireless	Long Distance	Corporate & Eliminations
Operating Income (Loss)	$484	$436	$104	$(56)
Special items
Severance, lease exit costs and asset impairments	38	28	10	—
Merger and integration expense	76	—	—	76

Adjusted Operating Income*	598	464	114	20
Depreciation and amortization	2,346	2,223	122	1

Adjusted OIBDA*	2,944	2,687	236	21
Capital expenditures	1,243	1,071	92	80

Adjusted OIBDA* less Capex	$1,701	$1,616	$144	$(59)

(a)	See accompanying Notes to Financial Data for more information on special items.

Sprint Nextel Corporation

NON-GAAP MEASURES AND RECONCILIATIONS (Unaudited)

(millions)

TABLE No. 11

For the Nine Months Ended September 30, 2006	Consolidated	Wireless	Long Distance	Corporate & Eliminations
Operating income (Loss)	$1,863	$1,798	$332	$(267)
Special items (a)	424	102	26	296

Adjusted operating income*	2,287	1,900	358	29
Depreciation and amortization	7,240	6,881	359	—

Adjusted OIBDA*	9,527	8,781	717	$29
Capital expenditures	4,445	3,608	547	290

Adjusted OIBDA* less Capex	$5,082	$5,173	$170	$(261)

For the Nine Months Ended September 30, 2005	Consolidated	Wireless	Long Distance	Corporate & Eliminations
Operating income (Loss)	$1,844	$1,635	$395	$(186)
Special items	408	102	45	261

Adjusted operating income (loss)*	2,252	1,737	440	75
Depreciation and amortization	3,016	2,654	361	1

Adjusted OIBDA*	$5,268	$4,391	$801	$76

Capital expenditures	2,365	2,010	218	137

Adjusted OIBDA* less Capex	$2,903	$2,381	$583	$(61)

For the Nine Months Ended September 30, 2005	Pro forma Consolidated	Pro forma Wireless	Long Distance	Corporate & Eliminations
Operating income (Loss)	$1,807	$1,727	$395	$(315)
Special items	537	102	45	390

Adjusted Operating Income*	2,344	1,829	440	75
Depreciation and amortization	6,149	5,787	361	1

Adjusted OIBDA*	8,493	7,616	801	76

Capital expenditures	4,395	4,040	218	137

Adjusted OIBDA* less Capex	$4,098	$3,576	$583	$(61)

(a)	See accompanying Notes to Financial Data for more information on special items.

Sprint Nextel Corporation

NON-GAAP MEASURES AND RECONCILIATIONS (Unaudited)

(millions)

TABLE No. 12

	Quarter Ended			Year-to-date
	September 30, 2006	June 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Wireless Pro Forma
Adjusted OIBDA*	$3,159	$2,935	$2,643	$8,781	$7,616
Service, wholesale, affiliate and other net operating revenues	8,229	7,800	7,249	23,714	21,243
Adjusted OIBDA margin*	38.4%	37.6%	36.5%	37.0%	35.9%

Operating income	$702	$660	$608	$1,798	$1,727
Operating income margin	8.5%	8.5%	8.4%	7.6%	8.1%

Long Distance
Adjusted OIBDA*	$206	$275	$283	$717	$801
Total net operating revenues	1,626	1,641	1,735	4,936	5,172
Adjusted OIBDA margin*	12.7%	16.8%	16.3%	14.5%	15.5%

Operating income	$73	$155	$124	$332	$395
Operating income margin	4.5%	9.4%	7.1%	6.7%	7.6%

Consolidated Pro Forma
Adjusted OIBDA*	$3,364	$3,219	$2,953	$9,527	$8,493
Service, wholesale, affiliate and other net operating revenues	9,653	9,290	8,881	28,187	26,132
Adjusted OIBDA margin*	34.8%	34.7%	33.3%	33.8%	32.5%

Operating income	$667	$712	$440	$1,863	$1,807
Operating income margin	6.9%	7.7%	5.0%	6.6%	6.9%

Sprint Nextel Corporation

NON-GAAP MEASURES AND RECONCILIATIONS

(millions)

TABLE No. 13

	Quarter Ended		Year-to-Date
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Adjusted OIBDA*	$3,364	$2,325	$9,527	$5,268
Adjust for special items	(157)	(350)	(424)	(408)
Proceeds from communications towers lease transactions	—	—	—	1,195
Other operating activities, net (a)	(303)	(711)	(1,511)	(839)
Capital expenditures	(1,885)	(1,051)	(4,798)	(2,365)
Dividends paid	(74)	(74)	(224)	(447)
Proceeds from sales of assets	54	378	211	589
Other investing activities, net	(230)	284	(443)	831

Free Cash Flow*	769	801	2,338	3,824
Decrease in debt, net	(1,783)	(9)	(5,746)	(1,024)
Retirement of redeemable preferred shares	—	—	(247)	—
Purchase of treasury shares	(1,523)	—	(1,523)	—
Cash transferred to Embarq, net of cash received and proceeds from the sale of Embarq notes	—	—	6,268	—
Discontinued operations activity, net (b)	—	68	367	83
Cash acquired in Nextel merger, net of cash paid	—	1,183	—	1,183
Purchase of PCS Affiliates, Nextel Partners and Velocita, net of cash acquired	(867)	(949)	(10,483)	(949)
Change in restricted cash	1,124	—	93	—
Distributions from unconsolidated investees, net	—	181	—	181
Investments in debt securities, net	91	134	1,128	49
Proceeds from common shares issued	46	187	372	293
Other financing activities, net	12	7	12	12

Change in cash and cash equivalents - GAAP	$(2,131)	$1,603	$(7,421)	$3,652

TABLE No. 14

September 30, 2006
Total Debt	$21,961
Less: Cash on hand	(1,482)
Less: Current marketable securities	(626)

Net Debt*	$19,853

(a)	Other operating activities, net includes the change in working capital, change in deferred income taxes, miscellaneous operating activities and non-operating items in net income (loss).
(b)	Discontinued operations activity, net includes $6.6 billion from the issuance of long-term debt.

Sprint Nextel Corporation

OPERATING STATISTICS

TABLE No. 15

	1Q06	2Q06	3Q06	YTD 2006
Wireless
Financial and Other Statistics

Direct Post-Paid Subscribers
Service revenue (in millions)	$7,175	$7,259	$7,653	$22,087
ARPU	$62	$62	$61	$62
Churn	2.1%	2.1%	2.4%	2.2%
Additions (in thousands) (1)	563	210	(188)	585
End of period subscribers (in thousands) (2)	39,103	41,405	41,675	41,675
Hours per subscriber	17	17	17	17

Direct Pre-Paid Subscribers
Service revenue (in millions)	$312	$337	$364	$1,013
ARPU	$36	$34	$33	$34
Churn (4)	5.4%	6.0%	6.8%	6.0%
Additions (in thousands)	502	498	216	1,216
End of period subscribers (in thousands) (3)	3,127	3,625	3,841	3,841

Wholesale Subscribers
Additions (in thousands)	228	(31)	177	374
End of period subscribers (in thousands)	5,382	5,351	5,528	5,528

Affiliate Subscribers
Additions (in thousands) (1)	45	27	28	100
End of period subscribers (in thousands)	1,256	1,283	853	853

Number of cell sites on air (approximate)	55,000	57,000	59,000	59,000

Adjusted OIBDA* (in millions) (5)	$2,687	$2,935	$3,159	$8,781
Service, wholesale, affiliate and other net operating revenues (in millions)	$7,685	$7,800	$8,229	$23,714
Adjusted OIBDA margin*	35.0%	37.6%	38.4%	37.0%

Capital expenditures	$1,071	$1,064	$1,473	$3,608
Pro forma Adjusted OIBDA* less capital expenditures	$1,616	$1,871	$1,686	$5,173

(1)	Direct post-paid and affiliate net subscriber additions for the first quarter 2006 have been reported before transfers from the affiliate subscriber base totaling 1,605,000. Direct post-paid additions for the second quarter 2006 have been reported before acquisitions of subscribers from Nextel Partners totaling 2,092,000. Direct post-paid additions for the third quarter 2006 have been reported before transfers from the affiliate subscriber base totalling 458,000.
(2)	Direct post-paid end of period subscribers reflect a decrease in the first quarter and year-to-date 2006 due to a reclassification of 42,000 employee phone rate plans from revenue-generating to non-revenue-generating.
(3)	Direct prepaid end of period subscribers for the first quarter 2006 and year-to-date 2006 reflect a beginning balance adjustment of 59,000 subscribers to exclude prepaid subscribers acquired from affiliates in the third and fourth quarters 2005.
(4)	Represents prepaid churn normalized for a change in the first quarter 2006 in the treatment of low-balance customers.
(5)	See Tables 10 and 11 for Adjusted OIBDA* reconciliation.

Long Distance

Financial and Other Statistics (dollars in millions, except where stated)

Total Long Distance Net Operating Revenues	$1,669	$1,641	$1,626	$4,936
Voice net operating revenue	$1,009	$1,003	$989	$3,001
Data net operating revenue	$375	$366	$346	$1,087
Internet net operating revenue	$225	$217	$237	$679
Other net operating revenue	$60	$55	$54	$169

Total Operating Expenses	$1,565	$1,486	$1,553	$4,604
Costs of services and products	$1,098	$1,085	$1,141	$3,324
Selling, general and administrative	$335	$281	$279	$895
Depreciation	$122	$113	$124	$359
Severance, lease exit costs and asset impairments	$10	$7	$9	$26

Operating income	$104	$155	$73	$332
Operating income margin	6.2%	9.4%	4.5%	6.7%

Adjusted OIBDA*	$236	$275	$206	$717
Adjusted OIBDA margin*	14.1%	16.8%	12.7%	14.5%

Capital expenditures	$92	$200	$255	$547
Adjusted OIBDA* less capital expenditures	$144	$75	$(49)	$170

YOY voice volume growth	10%	5%	5%	7%

Sprint Nextel Corporation

NOTES TO FINANCIAL DATA (Unaudited)

(1)	In the third quarter 2006, we recorded merger and integration costs of $107 million (pre-tax). All merger costs were related to the Sprint-Nextel merger and the acquisition of PCS Affiliates. Merger and integration costs are considered to be non-recurring in nature, and have been reflected as unallocated corporate costs and therefore excluded from segment results.

(2)	In the third quarter 2006, we recorded severance, lease exit costs and asset impairment charges of $50 million (pre-tax), which consists of about $31 million related to work force reductions and lease termination charges, and $19 million of asset impairments primarily related to the abandonment of various assets including certain cell sites under construction. Severance, lease exit costs and asset impairment charges are allocated to the appropriate segment results.

(3)	In May 2006 we entered into a separation and distribution agreement with Embarq Corporation, which consists primarily of the business that we had reported as the Local segment in our consolidated financial statements in prior periods, and, at the time, was a wholly owned subsidiary, and on May 17, 2006, we completed the spin off of Embarq. The results of the discontinued operations (net of tax), have been reclassified out of the operating results as of the first day of each period presented.